Exhibit 10.1

RENEWAL AGREEMENT

THIS RENEWAL AGREEMENT, dated as of December 31, 2015 (the “Agreement”), is entered into between SENTIO HEALTHCARE PROPERTIES, INC., a Maryland corporation (the “Company”), and SENTIO INVESTMENTS, LLC a Florida limited liability company (the “Advisor”).

WHERAS, the Company and the Advisor are parties to an advisory agreement that became effective on January 1, 2013 for an initial one-year term ending December 31, 2013 (the “Advisory Agreement”) and which was renewed for additional one-year terms pursuant to renewal agreements between the parties dated December 11, 2013 and December 22, 2014, respectively;

WHEREAS, The Company, Sentio Healthcare Properties OP, L.P., a Delaware limited partnership, the Advisor, and Sentinel RE Investment Holdings LP, a Delaware limited partnership (the “Investor”) are party to that certain Transition to Internal Management Agreement dated as of February 10, 2013 and amended by Amendments No. 1 and 3 to Transition to Internal Management Agreement dated as of April 8, 2014 and February 24, 2015, respectively (collectively, the “Transition to Internal Management Agreement”);

WHEREAS, subject to the receipt of certain required third-party consents, which have heretofore been obtained, the Transition to Internal Management Agreement effected certain amendments to the terms of the Advisory Agreement;

WHEREAS, the Company desires to continue to avail itself of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor continue to undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors, all as provided herein;

WHEREAS, the Advisor is willing to continue to undertake to render advisory services to the Company, subject to the supervision of the Board of Directors of the Company, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Renewal Term. In accordance with the provisions of Section 14 of the Advisory Agreement and Section 1 of the Transition to Internal Management Agreement, the term of the Advisory Agreement is hereby renewed for a one-year term commencing January 1, 2016 and ending December 31, 2016.

2. Ratification; Effect on Advisory Agreement. The Advisory Agreement, as amended pursuant to the terms of the Transition to Internal Management Agreement, shall remain in full force and effect and is hereby confirmed in all respects. On and after the date hereof, each reference in the Advisory Agreement to “this Agreement,” “herein,” “hereof,” or words of similar import will mean and be a reference to the Advisory Agreement as renewed hereby.

3. Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

4. Construction; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to principles of conflicts of laws. Any suit involving any dispute or matter arising under this Agreement may only be brought in the federal or state courts located in the State of Florida. Each of the parties hereto consents to the exercise of personal jurisdiction by such courts with respect to all such proceedings. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS TO A JURY TRIAL, TO THE FULLEST EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST, IN ANY PROCEEDING, CLAIM, COUNTER-CLAIM OR OTHER ACTION INVOLVING ANY DISPUTE OR MATTER ARISING UNDER THIS AGREEMENT.

5. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when the counterparts hereof, taken together, bear the signatures of all of the parties reflected hereon as the signatories.

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IN WITNESS WHEREOF, the parties hereto have executed this Renewal Agreement as of the date and year first above written.

SENTIO HEALTHCARE PROPERTIES, INC.

By:	/s/ Sharon Kaiser
Sharon Kaiser, Chief Financial Officer

SENTIO INVESTMENTS, LLC

By:	/s/ Sharon Kaiser
Sharon Kaiser, Chief Financial Officer